YUSUFALI &Associates

55 Addison Drive
Short Hills, NJ 07078
Telephone: (973) 921-2892

Auditor's Consent

Potnetwork Holdings Inc
3531 Griffin Road
Fort Lauderdale, FL 33312

We consent to the inclusion of our report dated 6th October 2019 on the financial statements of Potnetwork Holdings, Inc. for the year ended 31st December, 2018 on Form S-1 Amendment 3

.

Very truly yours,

Yusufali & Associates LLC

CERTIFIED YUSUFALI PUBLIC ACCOUNTANTS

14th February, 2020

Yusufali Musaji
Managing Partner
Yusufali & Associates, LLC
PCAOB registration # 3313
55, Addison Dr
Short Hills, NJ 07078